Exhibit 21.1

                            Subsidiaries of Exelixis


Exelixis  Plant  Sciences,  Inc.

Artemis  Pharmaceuticals  GmbH

Exelixis  Duetschland  GmbH

Genomica  Corporation

Cellfate,  Inc.